Exhibit 99.1

IDT FILES FOR SPIN-OFF OF SPECTRUM LICENSES
AND COMMUNICATIONS RELATED IP

Newark, NJ – May 6, 2013:  IDT Corporation (NYSE: IDT) today announced that its subsidiary, Straight Path Communications Inc., (SPCI),  has filed a Form 10 Registration Statement with the Securities and Exchange Commission, which includes an information statement for IDT stockholders.

SPCI is a wholly-owned subsidiary of IDT, and holds IDT’s interests in Straight Path Spectrum, Inc., (f/k/a IDT Spectrum, Inc.), and Straight Path IP Group, Inc., (f/k/a Innovative Communications Technologies, Inc.). Straight Path Spectrum holds 629 spectrum licenses in the 39 GHz band.  It is the largest single holder of 39 GHz licensed auction spectrum in the United States.  It also holds 15 LMDS licenses in the 28 GHz band.  These licenses were originally acquired from the bankruptcy estate of Winstar Communications.  Straight Path IP Group owns a portfolio of patents primarily related to communications over the Internet and the licensing business related to those patents.

 “Creating a single independent business entity to monetize our intangible assets including the spectrum licenses we acquired from Winstar Communications is the best option for our shareholders," said Howard Jonas, IDT’s Chairman and Chief Executive Officer. “Straight Path Communications will benefit from a dedicated management team focused exclusively on realizing the upside potential of these two intangible assets.”

 The spin-off is intended to be tax-free to IDT and its shareholders.  Prior to consummation of the spin-off, IDT expects to receive a legal opinion as to the spin-off’s tax-free status.

In connection with the spin-off, each IDT stockholder will receive one share of SPCI Class A common stock for every five shares of IDT Class A common stock and one share of SPCI Class B common stock for every five shares of IDT Class B common stock.

As of April 30, 2013, there were a total of approximately 1.6 million shares of IDT Class A common stock, and approximately 21.2 million shares of IDT Class B common stock issued and outstanding.

No action is required by IDT stockholders to receive the shares of SPCI common stock.

The Form 10 and related materials, including an information statement, are available through the Securities and Exchange Commission’s website at: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001574460&owner=include&count=40

SPCI will apply to have the SPCI Class B common stock listed on the NYSE MKT under the ticker symbol “STRP”.

Shares of IDT Class B Common Stock will continue to trade on the New York Stock Exchange under the symbol “IDT”.

Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling IDT common stock.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

About IDT Corporation:
IDT Corporation (NYSE: IDT) through its IDT Telecom division, provides telecommunications and payment services.  IDT Telecom’s retail products allow people to communicate and share resources around the world while its carrier services business is a global leader in wholesale voice termination.  For more information, visit www.idt.net.

About Straight Path Communications Inc.:
Straight Path Communications holds a significant number of FCC licenses for commercial fixed wireless spectrum and a portfolio of patents primarily related to communications over the Internet.

Contact:

Investor Relations
IDT Corporation
Bill Ulrey, 973-438-3838
invest@idt.net